CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.13

                        MANUFACTURING AGREEMENT EXTENSION

Reference to Item 12 of the Manufacturing Agreement (the Agreement) made and entered by and between RF Monolithics, Inc. (or RFM) and Automated Technology
(Phil) Inc (or ATEC) last 23 February 2001, both parties hereby agree to amend the expiration date of the Agreement from February 21, 2004 to the new expiration date of August 15, 2006.

The parties agree to subject to the same terms and conditions of the said Agreement shall be effective for the duration of the extension of the Term, save for Schedule A - Products, Volumes, Assembly Price, Test Price.

The parties agree that the assembly and test prices for the Products set forth in the said Schedule A are no longer effective and further agree to discuss in god faith to arrive at mutually acceptable price revisions for the Products.

      IN WITNESS WHEREOF, the parties hereto have agreed this 18th day of August, 2003.

RF MONOLITHICS, INC                         AUTOMATED TECHNOLOGY (PHIL.) INC.

By:                                         By:

       /s/  Jon Prokop                           /s/ Antonio B. Villaruel
-----------------------------               ----------------------------
Jon Prokop                                  ANTONIO B. VILLARUEL
      Vice President of Manufacturing             President & General Manager

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

                             MANUFACTURING AGREEMENT

      This Manufacturing Agreement (the "Agreement") is entered into as of February 22, 2001, by and between RF Monolithics, Inc., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 4347 Sigma Road, Dallas, TX, 75244, U.S.A. (hereinafter referred to as "Company") and Automated Technology (Phil.) Inc. Electronics Corporation, a corporation duly organized and existing under the laws of the Philippines with its principal place of business at Light Industry & Science Park of the Philippines, Cabuyao, Laguna, Philippines (hereinafter referred to as "Contractor").

                                    RECITALS

      WHEREAS, Company desires to enter into an agreement with Contractor for certain manufacturing and production services for Products (defined below), whereby Contractor will Manufacture (as defined below) for Company certain Products at the Factory (as defined below) in accordance with the Specifications and instructions of Company; and

      WHEREAS, Contractor is willing to Manufacture the Products for Company and provide such services under the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the premises and mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. GENERAL DEFINITIONS. The terms set forth below in this Section 1 shall have the meanings ascribed to them below:

            Allowable Assembly Yield: means the yield below which yield Contractor may be required to pay Company for [*] supplied by Company, not including Die, for the number of failed units below the Allowable Assembly Yield. The circumstances determining when payment is required are defined in
Section 2.1(e)(ii). The Allowable Assembly Yield is determined by the Assembly Yield monthly average for the first three months following Production Start Up of a Generic Product Family.

            Affiliate: with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

            Annual Review Process: means the process conducted by Company and Contractor to review commitments for the coming year concerning Product pricing, production levels, quality and service levels. This process normally occurs during Company's first fiscal quarter (the three months ended November 30), to review the previous year's performance.

            Approved Vendor: shall have the meaning defined in Section 2.1(d) hereof.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            Approved Vendor List: shall have the meaning defined in Section 2.1(d) hereof.

            Assembly Final Visual Inspection: means an inspection immediately prior to Final Lot Acceptance on the Process Flow Chart. Reference Schedule B, Typical Process Flow Chart.

            Assembly Outs: means the number of units, which pass from the last operation of the assembly process, as depicted in the typical process flow Schedule B, Typical Process Flow Chart, to the first operation of the test portion of the manufacturing process, as depicted in Schedule C, Typical Process Flow Chart.

            Assembly Yield: means the ratio, expressed as a percentage, of the number of Products (Units) started in the assembly flow (typically at Die mount) to the number of Assembly Outs minus the number of Product units found to be defective at Test Final Visual Inspection. If Fine and Gross leak test is performed after Electrical Test, the number of products (Units) found to be defective at Fine and Gross leak test will also be subtracted from the number of Assembly Outs to determine Assembly Yield.

      AY = (AO-FI)/AS

Where:
      "AY" is the Assembly Yield;
      "AS" is the number of products started in the assembly flow;
      "AO" is the number of Assembly Outs;
      "FI" is equal to the number of Product units found to be defective at the Test Final Visual Inspection. FI will also include the number of units found to be defective at Fine and Gross Leak test if the Fine and Gross Leak test is part of the test flow, typically performed after electrical test.

            Best Efforts: means a party's efforts in accordance with reasonable commercial practice and/or consistent with its past practice.

            Consignment: means property, including but not limited to equipment, Die and Materials, that is owned by the Company that is used by the Contractor to fulfill the purposes of this Agreement.

            Defective Unit: means Products returned from Company's customers that do not meet specification due to assembly processing problems. Reference
Section 2.2(b).

            Die: means the chips that Company provides Contractor, either in sliced or wafer form. This includes Die and transistors and integrated circuits that Company may provide on a Consignment basis to Contractor.

            Electrical Test: means a verification of the electrical functions of Products.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            FCA: Shall mean Free Carrier as defined in Incoterms 2000 as published by the International Chamber of Commerce.

            Factory: means the Contractor's manufacturing facility for Products located at Light Industry & Science Park of the Philippines, Cabuyao, Laguna, Philippines.

            Finished Goods: means any Product that is 100% complete, tested, and packed in a shipping carton awaiting shipment to Company.

            Finishing Materials: Tubes, tape-and-reel, labels, tickets and shipping cartons used to ship Finished Goods per Company Specifications

            Generic Product Family: all Products assembled by the same process and test sequence , as depicted in the typical process flow of Schedule B and as depicted in the typical test flow chart of Schedule C.

            Manufacture: shall mean the complete process of assembly and test of the Products into Finished Goods as required under this Agreement.

            Manufacture Defect: means any defect which is attributable to the Manufacture of a Product by Contractor under this Agreement.

            Materials: shall mean all raw materials, Finishing Materials and Die/wafers required by Contractor to Manufacture the Products.

            New Products: means new items or variations of current Products that the Company and the Contractor have agreed in writing to be covered by this Agreement.

            Order: means purchase order issued by the Company.

            Other Support Services: shall have the meaning defined in Section
2.3 hereof.

            Person: means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

            Product: means the Products manufactured according to process and test flows provided from time-to-time by Company and similar to the typical flows of Schedule B and Schedule C. From time-to-time the description of Products may be amended by change requests and New Products agreed to by Company and Contractor in accordance with Section 2.1(c).

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            Production Start Up: means the time of initial shipments of a Generic Product Family as requested by the initial Weekly Start Schedule for that Generic Product Family.

            Provided Equipment: means any equipment, including but not limited to, manufacturing and test equipment; supplies, Materials, and documentation which Company provides to Contractor for use in providing services under this Agreement and for which Company retains title of ownership

            Quarterly Operations Reviews: means the process conducted by Company and Contractor to review yields, cycle times, delivery performance, quality metrics and cost reduction roadmaps. This process normally occurs within 3 weeks of the end of the Company's fiscal quarter (Nov. 30, Feb. 28, May 31, Aug. 31).

            Shipping Date: means the date on which the finished Product is delivered to the freight forwarder designated by Company.

            Specifications: shall mean drawings, criteria, and documented specifications including but not limited to Process Flow Chart, Test Flow Chart and mount-bond diagram. Additional Specifications will be issued by Company in similar form as additional Products are added to this Agreement.

            Test Final Visual Inspection: means a quality control visual inspection that is part of the test flow, as depicted in the typical test flow in Schedule C.

            Test Yield: means the ratio, expressed in percentage, of the number of Products (Units) started at Electrical Test to the number meeting Specifications after Electrical Test, as depicted in the typical test flow in Schedule C.

            Value Added: the price for Materials and assembly/test services for the Product supplied by Contractor.

            Weekly Start Schedule: shall have the meaning defined in Section 2.6 hereof.

            WIP Inventory: means the work-in-progress inventory of Product at the Contractor.

            Workweek: shall be seven (7) calendar days beginning on Monday and ending on Sunday.

      2.    SERVICES.

      2.1   Manufacturing Services:

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            (a) General. Contractor covenants and agrees to Manufacture the Products that Company requests it to Manufacture at the Factory utilizing the tools, machinery, equipment, fixtures and computer systems of Contractor and any other Provided Equipment. Contractor agrees that the Manufacture of Products hereunder shall be carried out in a good and workmanlike manner in compliance with the Specifications and instructions of Company provided to Contractor in writing from time to time as specified herein. Contractor shall have available to Manufacture the Products all facilities, employees, equipment, spare parts, computer systems and any other items required to Manufacture the Products. Company shall provide to Contractor all Specifications, manuals and other relevant documentation necessary to Manufacture the Products.

                  (i) Contractor may use its standard processes, so long as they conform to the Company's Specifications and quality requirements.

                  (ii) Contractor shall assemble and test Product using Material procured from suppliers on the Approved Vendor List or provided on a Consignment basis, for an initial period, from Company and Die provided on a Consignment basis from Company and under manufacturing processes approved by Company. Any change to Manufacturing processes, Materials, or outsourcing services directly affecting Products shall be approved in writing by Company prior to implementation by Contractor.

                  (iii) Contractor agrees to provide manufacturing and production services to meet Company's Manufacturing requirements in accordance with Section 2.6 and 2.7. Changes to forecast shall not affect Product pricing, unless mutually agreed in writing by parties.

            (b) Change Requests. Company shall have the right at any time to make changes in drawings, designs, Specifications, Materials, packaging, quantities, time and place of delivery and method of transportation. If any such changes cause an increase or decrease in the cost or the time required for performance of the order, Contractor shall notify Company in writing (stating the amount of the increase or decrease), within five (5) days, after receipt of such notice. There will be no change in manufacturing and production service until accepted, in writing, by the Contractor. If such notice is timely given, an equitable adjustment shall be made, and Schedule A shall be modified in writing accordingly. Contractor agrees to accept any such changes and proceed with the performance of this Agreement, subject to this paragraph.

                  (i) Changes to Specifications by Company will be made according to Company's Engineering Change Procedure (000-0101-001) (the "Change Procedure"). The Contractor will approve all changes relating to Products manufactured at Contractor according to the Change Procedure.

                  (ii) If Contractor proposes to change the Specifications with respect to any Product, it shall provide the Company written notice thereof and shall implement such changes only upon written consent from the Company. In no event shall

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
the Contractor ship other than strictly in accordance with the Specifications or amendments thereto, which the Company has approved in writing.

            (c) New Products. Company may from time to time request Contractor to Manufacture, and perform prototype and pilot testing for any future versions of the Product developed after the date of this Agreement by Company (each a "New Product"). Such request shall be accompanied by all Specifications and other relevant documentation necessary to Manufacture the New Product. Upon receipt of such information, Contractor shall provide to Company the price to perform prototype and pilot assembly and test for such New Product and the estimated time schedule required to implement the Manufacture of the New Product. Contractor shall not be obligated to Manufacture or perform any services hereunder with respect to such price and time schedule for implementation. Company and Contractor agree to modify this Agreement by amending Schedule A to reflect the New Product and the price of the New Product agreed upon by Company and Contractor.

            (d) Approved Vendor List. With respect to each component part comprising Materials, Contractor shall maintain a list of suppliers recommended by Company to supply such part (the "Approved Vendor List"). Company may remove any supplier from or add any supplier to the Approved Vendor List with respect to any component part comprising Materials by giving notice thereof to Contractor. A supplier or vendor not on the Approved Vendor List shall not provide material or services for the Manufacture of the Product without the Company's written authorization. Contractor may request removal or addition of supplier to Approved Vendor List.

            (e) Yields. Parties understand and agree that production yields are a primary driver for Manufacturing cost effectiveness. Company shall provide Die, which are consistent with Specifications established by Company, in sufficient quantity to meet Manufacturing requirements. Both Company and Contractor will work together to increase production yields. Yield improvement and cost reduction goals will be established and evaluated at the Quarterly Operations Reviews.

                  (i) Company outgoing testing and inspection of Materials supplied by Company and incoming test and inspection by Contractor will be in place to ensure the Die, packages and assembly Materials are in Specification as they are introduced to the Contractor's assembly Factory.

                  (ii) The Assembly Yield is primarily the responsibility of Contractor. The Contractor is liable for the Materials supplied by Company, according to the definition of Allowable Assembly Yield, during the fourth through sixth months following Production Start Up. Beginning month seven (7) after Production Start Up, Contractor is responsible for procurement of all Materials required to Manufacture the Product except Die unless a delay to initiate procurement is approved, in writing, by company.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

                  (iii) The Test Yield is a shared responsibility of Contractor and Company. Contractor is responsible for yield loss at Electrical Test due to assembly processing defects. Company is responsible for yield loss at Electrical Test not due to assembly defects.

                  (iv) The Test Final Visual Inspection Yield is the responsibility of Contractor.

                  (v) Should either party incur unacceptable yield loss, based on monthly average yield, either party may request a failure analysis to determine the cause of such failures. The requesting party shall bear the cost of the analysis. However, if the analysis establishes that the unacceptable yield loss is due primarily to the non-requesting party, the non-requesting party shall reimburse the requesting party for the cost of the analysis.

            (f) Annual Review Process. Company and Contractor shall meet annually to review performance to the Agreement (Annual Review Process). Such review shall include, but not be limited to, review of Contractor's performance to Company's Specifications and quality and service standards, review of Product pricing, and cost reductions.

            (g) Quarterly Operations Review Process. Company and Contractor shall conduct Quarterly Operations Reviews. Such meetings shall include, but not be limited to, review of Contractor's Product yields, cycle times, delivery performance, quality metrics and cost reduction roadmaps. The meeting may be scheduled to combine with other reviews, such as the annual review, or may be held via conference telephone call or video conference. Production yield improvement and cost reduction goals will be established and progress toward these goals will be reviewed quarterly.

      2.2   Return Services

            (a) Company will be the recognized source for the Product and will be the sole contact for third parties with Product problems related to Company's customers. Company will issue all warranties to third parties for the Product, but will be entitled to exercise its rights under paragraph 2.2.(b) against Contractor as to any defects specified therein.

            (b) Product returns will be authorized by Company which will perform the initial failure analysis on the units. Those units indicating a defect due to assembly processing (Defective Unit) will be transmitted to Contractor (material review board) for confirmation of failure analysis at Contractor's expense and corrective action by the Contractor. Contractor's sole responsibility and liability as a result of any such defect shall be to provide compensation to Company for the amount charged to Company for each Defective Unit.

      2.3 Other Support Services. From time-to-time during the term of this Agreement, Company may request Contractor to perform Other Support Services such as

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
but not limited to the purchase of assembly Materials, previously consigned by Company, and the drop shipment of Product to Company customers. In connection with the performance of any Other Support Services, Company shall specify the services which Company desires Contractor to perform. Contractor shall notify the Company within five (5) working days of their intent to provide the requested service. If Contractor intends to provide the requested service, Contractor shall furnish Company the estimated time schedule to implement or complete the services and the estimated cost to the Company, which, if a modification to the cost of the Product, will be a change to Schedule A. All prices and deliverables to be furnished by the Contractor with respect to such services shall be mutually agreed to in writing by Company and Contractor.

      2.4 Data. Contractor will periodically supply the Company with reasonably requested data including, but not limited to yields, inventories and production status. The frequency and format of the reporting will be agreed upon by the Company and Contractor. As a minimum, Contractor will supply the Company with a detailed inventory and/or a periodic physical inventory of all Consigned raw material and Die inventory on hand as of the last day of the prior month on the first working day of each month.

      2.5 Purchase Orders. Company shall provide Contractor with a Purchase Order for Manufacture of Product for six (6) month's requirement in advance. Contractor agrees to acknowledge Company's Purchase Order within two (2) business days from receipt by facsimile or other electronic means. Thereafter, the Purchase Order shall come into force and effect from the date of such acknowledgement. Contractor as well as Company, shall be bound by all terms and conditions set forth in the Purchase Order by the Contractor consistent with the terms and conditions herein agreed upon. However, the Weekly Start Schedule will determine quantities and Shipping Dates. In the event of any disagreement between the Purchase Order and the Agreement, the terms of the Agreement shall prevail.

      2.6 Production and Shipping Dates. Four (4) days before the start of the work week, Company shall provide Contractor with a Weekly Start Schedule and Shipping Dates with a lead time reasonably acceptable to Contractor. The estimated cycle time is two Workweeks after schedule start date of the Die. Each Weekly Start Schedule will show start quantities by line, Shipping Dates, and priorities. Contractor agrees to allocate sufficient Manufacturing capacity for the Manufacture of Products to meet Company's Production and Shipping Dates, and all Material acquired by Contractor to meet Company's Production and Shipping Dates will be covered by the Buy-Back provisions of this Agreement. Company agrees to supply Materials, including Die, a minimum of one day prior to the associated starts at the Contractor. Contractor will not start more Product than required by the Weekly Start Schedule without written approval from the Company.

      2.7 Forecast and Buy-Back Guarantee. Company shall endeavor to provide monthly a three (3) month rolling forecast and Quarterly a twelve (12) months rolling forecast of Products to be Manufactured by Contractor under this Agreement. Contractor

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
shall acknowledge in writing acceptance of Company's three (3) month forecast or provide notice to Company of limited Factory capacity. Company agrees to buyback, [*] should Company fail to Order forecasted quantities based on 100% of forecasted Materials for the three month period and such failure to Order is in no way attributable to Contractor. The Company will not be required to buy back any Materials beyond the third month of the twelve (12) month forecast. Notwithstanding the above, Contractor will attempt to divert Materials to other manufacturing uses so as to minimize this excess inventory cost to Company.

     SCHEDULES                  PURPOSE OF SCHEDULE                        VARIATIONS
     ---------                  -------------------                        ----------
Purchase Order          Authorizes Shipment (Contractor),         Only by changes, in writing,
                        Receiving (Company), Invoicing            from Company.
                        (Contractor) and Payment (Company)

Weekly Start Schedule   Provide weekly start schedule             The volume and line items are
                        with delivery dates and                   firm.
                        priorities.

Three Months Forecast   Provided for Material and labor           Volume for first month is firm,
                        planning.                                 but line items may change.
                                                                  Second month may change from
                                                                  previous forecast no more than +/-
                                                                  25%. Third month may change from
                                                                  previous forecast no more than +/-
                                                                  50%.

Twelve Month Forecast   Provided for space, equipment and         First three months are as above,
                        labor planning.                           but all other is for planning
                                                                  purpose only.

      3. DELIVERIES

      3.1 Deliveries. Contractor will Manufacture the Products as required by this Agreement and the Order, in the priority sequence reasonably requested by the Weekly Start Schedule and within the reasonably requested time frames. In the event that Contractor cannot meet a Weekly Start Schedule or cannot deliver the Products by the Shipping Date, Contractor will notify Company, a minimum of one Workweek prior to the Shipping Date.

      3.2 Delivery Point. Once Manufacture of the Products has been completed, Contractor shall be responsible for delivering the Finished Goods FCA, (as defined in Incoterms (2000) published by the International Chamber of Commerce) and to a freight forwarder specified by Company in its Order. Company shall be responsible for freight

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
and related costs. "Delivery Point" as used in this Agreement shall mean the specific time and location that the Product is delivered to the shipper specified on the Order.

      3.3 Time of Essence. Contractor acknowledges and agrees that time is of the essence and delivery performance is crucial in Company's evaluation of Contractor's performance. No partial shipments are allowed unless expressly authorized in advance and in writing by the Company, on a case-by-case basis. Late deliveries will be a subject of the Quarterly Review Process and may be subject to compensation discussions.

      3.4 Risk of Loss. Company will insure Company assets against any risk of loss during transit to and from Contractor and while located in Contractor's facility.

      3.5 Delivery of Die. Company will properly pack all Die and Materials provided by Company to facilitate safe transport to Contractor. Die shipments shall be clearly labeled to identify part number, lot number and quantity.

      4.    PRICE AND PAYMENT.

      4.1 Price and Payment of Manufacturing Services. During the term of this Agreement, Company shall pay for the services provided by Contractor under
Section 2.1 hereof for the Manufacture of Products in accordance with the test price and assembly price listed on Schedule Products, Volumes, Assembly Price, Test Price attached hereto as Schedule A provided that any modifications, amendments and changes to the Specifications and the Manufacture of any New Product shall be at such prices mutually agreed to by Contractor and Company in Sections 2.1 (b) and Section 2.1 (c), respectively. Company will be charged for all units tested at Final Electrical Test minus the units found defective after Test Final Visual Inspection unless the Fine and Gross leak test is performed after Final Electrical Test. If Fine and Gross Leak test is performed after Electrical Test, the number of Products (Units) found to be defective at Fine and Gross Leak test will also be subtracted from the units tested at Electrical Test. Failures at Electrical Test will be subject to sample failure analysis on a monthly basis and may result in credits to Company for assembly related failures. The invoice amount shall be determined as follows:

      I=(AO - FI)(AP + TP)

Where:

      "I" is equal to the invoice amount;
      "AO" is equal to the Assembly Outs;
      "FI" is equal to the number of Products (Units) found to be defective at the Test Final Visual Inspection; FI will also include the number of units found to be defective at Fine and Gross Leak test if the Fine and Gross Leak test is part of the test flow, typically performed after Electrical Test.
      "AP" is equal to the assembly price; and "TP" is equal to the test price.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            With each shipment, Contractor will send Company an invoice for all services provided by Contractor under Section 2.1 hereof for Products Manufactured by Contractor and delivered to the Delivery Point. Company shall pay Contractor the amount invoiced within thirty (30) days following the issuance of such invoice.

      4.2 Payment for Other Support Services, as described in Section 2.3, will be according to Section 4.1, if the cost of said Other Support Services has been incorporated into the Product price in Schedule A, or will be invoiced separately according to negotiated parameters as described in Section 2.3 if they have not been incorporated into the Product price in Schedule A.

      4.3 General Payment Terms. All payments due hereunder shall be paid in United States of America dollars by wire transfer and all bank fees for such wire transfers shall be paid by the Company.

      5.    INSPECTION AND ACCESS BY COMPANY

      5.1 Inspection. Contractor hereby agrees to allow Company's personnel access at any time to the Factory during regular business hours or other facilities at which the Products are being Manufactured, in order for Company's personnel to ascertain compliance on the part of Contractor with all of the terms and conditions of this Agreement and Specifications provided by Company in connection with the process of Manufacture. Contractor shall provide competent personnel in the Factory to perform inventories of Materials, WIP Inventory and Finished Goods located at the Factory.

      5.2 Contractor will provide office space for a maximum of one (1) Company employee, with suitable office furniture at no additional cost to the Company. Company will supply computer and a phone line for the employee and assume all charges associated with Company employees' use of the phone line. Space for additional employees will be reviewed on an as needed basis and will not be unreasonably denied by Contractor.

      5.3 Acceptance. All shipments of Finished Goods are subject to Company's workmanship inspection, agreed test procedures and quality audit upon receipt of Finished Goods in accordance with Company's Quality Standards. Acceptance of Products in no event constitutes a waiver of any of Company's rights or remedies arising from or related to warranty requirements (Section 8.5) nonconforming Products or any other breach of this Agreement.

      6.    REJECTION.

      6.1 Manner of Rejection: Company may reject any Product manufactured by the Contractor if such Product fails to meet the Specifications or contain a Manufacture Defect when inspected by the Company. The Company shall notify the Contractor within five (5) days of receipt of the Product if the Product is rejected. The Company may, at

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
it's option, (i) return the Product to the Contractor for rework,(ii) rework the Product, and charge any labor cost, not to exceed Contractors Value Added, to the Contractor, or (iii) scrap the Product if it cannot be reworked. If the Product is scrapped, the Contractor will reimburse the Company for the amount charged to the Company for the Product so scrapped.

      6.2 Restrictions on Disposal of Rejected Products. Contractor may not, under any circumstances or for any reason, sell or offer for sale any Products rejected hereby, without the express written consent of Company. All scrap emanating from the Manufacture of Product for Company by Contractor shall be returned to Company for disposition unless Company notifies Contractor, in writing, authorizing alternate disposition.

      7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY: The Company represents and warrants to Contractor, and covenants as follow:

      7.1 Corporate Status and Good Standing. Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority under its articles of incorporation and bylaws to own and lease its properties and to conduct its business as the same exists. Company is duly qualified to do business as a foreign corporation in all states or jurisdictions in which the nature of its business requires such qualification, except where the failure to be so qualified would not have an adverse effect on such party.

      7.2 Authorization. Company has full corporate power and authority under its articles of incorporation and bylaws and its managers and members have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligations of Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

      7.3 Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the articles of incorporation or bylaws of Company or any provision of any agreement or instrument to which Company is a party.

      7.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Company or in connection with this Agreement.

      8. REPRESENTATIONS AND WARRANTIES OF CONTRACTOR. Contractor represents and warrants to Company the following:

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

      8.1 Corporate Status and Good Standing. Contractor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority under its certificate or articles of organization and regulations to own and lease its properties and to conduct its business as the same exists. Contractor is duly qualified to do business as a foreign corporation in all states or jurisdictions in which the nature of its business requires such qualification, except where the failure to be so qualified would not have an adverse effect on such party.

      8.2 Authorization. Contractor has full corporate power and authority under its certificate or articles of organization and regulations and its board of directors and stockholders have taken all necessary action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and exhibits hereto constitutes the valid and binding obligation of Contractor, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

      8.3 Non Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of, or require notice or consent under any law, the certificate or article or regulations of Contractor or any provision of any agreement or instrument to which Contractor is a party.

      8.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Contractor in connection with this Agreement.

      8.5 Warranty: Contractor warrants that (i) for a period of twelve (12) months after the date of delivery to the Delivery Point, the Products will not contain any Manufacture Defect; and (ii) Contractor has complied in all material respects with all applicable local, foreign, domestic and other laws, rules, regulations and requirements. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. In the event of any breach by Contractor of the warranties contained herein, Contractor's liability shall be limited to an amount equal to the Value Added by Contractor to the devices assembled pursuant to this Agreement.

      Notwithstanding the foregoing, the parties recognize that Die will be supplied by Company for use in the Manufacture of products. Contractor makes no warranty to Company as to the quality of functionality of the Die supplied by Company.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

      9.    LABOR

            During the term of this Agreement, Contractor agrees that it shall be solely responsible for the payment of all wages, fringe benefits, social security, unemployment and similar expenses and taxes in respect of Contractor's employees and applicable to the Manufacture of the Products and the performance of any procurement services and support services contemplated under this Agreement. As required by any applicable law, Contractor warrants and agrees that it has produced and shall maintain in effect full statutory coverage for workers' compensation, employers' liability and disability insurance for all of its employees. Contractor further agrees and warrants that it has and shall comply with all applicable Philippine national and local labor laws and other applicable wage and hour and other labor laws, including without limitation, all child labor, minimum wage, overtime and safety related laws.

      10.   OWNERSHIP OF MATERIALS, PROVIDED EQUIPMENT AND SUPPLIES.

      10.1 Ownership. Contractor understands and acknowledges that it shall under no circumstances be considered to have any ownership or proprietary interest in Provided Equipment. Contractor agrees to segregate and label such Provided Equipment. Contractor will not mortgage, pledge, assign or borrow against such Provided Equipment.

      10.2 Storage/Use. Contractor shall: (a) take delivery, store and use at the Factory the Provided Equipment using the same degree of care as Contractor exercises in respect of its own similar property; and (b) inform Company of the exact location of the Provided Equipment, if it is located outside the Contractor's principal manufacturing or storage facilities, as well as the location of all Finished Goods and WIP Inventory stored outside of Contractor's principal manufacturing or storage facilities. Contractor agrees to comply with Company's reasonable instructions as to the performance of any preventive maintenance on any Provided Equipment, said Preventive Maintenance shall be at Contractor's sole expense. All repairs will be the responsibility of Contractor, with the exceptions of test equipment that is Provided Equipment. Company shall maintain insurance, at his sole discretion, for all Provided Equipment owned by or paid for by Company, while in Contractor's Factory. The Parties shall under separate agreement, agree on the lease/purchase price for the Provided Equipment to be charged to Contractor by Company prior to delivery of Provided Equipment by Company to Contractor's Factory.

      11.   INDEMNIFICATION.

      11.1 Contractor's Indemnification. Contractor shall indemnify Company and its Affiliates (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Company or any of its Affiliates as a result of (i) any material error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by Contractor in this

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

Agreement; (ii) any claim or allegation that Contractor or any of its contractors, representatives and agents, have not fully discharged all obligations under labor laws as set forth in Section 9.1; (iii) any dispute with a subcontractor, employee, independent contractor, manufacturer, agent or supplier; (iv) the operation by Contractor of the Factory during the term of this Agreement; and; and (v) any Manufacture Defect. Company shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this
Section 11.1. Any liability under this Section 11.1 of the Contractor shall be limited in the aggregate to a maximum amount equal to (i) with respect to claims based on a Manufacture Defect, the price paid by Company for the Finished Goods (Value Added) subject to such claim and (ii) with respect to claims based on the performance of any services hereunder, the price paid by Company for such services.

      11.2 Company's Indemnification. Company shall indemnify Contractor and its Affiliates (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all Indemnified Amounts incurred by Contractor or any of its Affiliates as a result of; (i) any material error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by Company in this Agreement; (ii) any dispute with a subcontractor, employee, independent contractor, agent or supplier (including Approved Vendors) related in any way to this Agreement; and (iii) any of the Products and its design (other than a Manufacture Defect). Contractor shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section 11.2.

      12.   TERMINATION

            This AGREEMENT shall take effect on February 22, 2001 and shall continue in force until February 22, 2004, thereafter renewable yearly at mutually agreeable terms and reviewed yearly unless terminated earlier per
Section 12.1 of this Agreement.

      12.1 Subject to the provision of Section 12.3, this Agreement may be terminated in accordance with the following provisions:

            (a) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within ninety (90) days of receipt of written notice thereof from the first party.

            (b) Either party may terminate this Agreement at any time by giving notice in writing to the other party, which shall be effective upon dispatch, should the other party file a petition at any time as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership or otherwise lose control of its business.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            (c) Company may terminate this Agreement without cause upon 180 days written notice to Contractor.

            (d) Contractor may terminate this Agreement without cause upon 365 days written notice to Company.

            (e) Company may terminate, if the Contractor at any time has a change in control.

      12.2 For purposes of Section 12.1(e) above, a "change in control" shall be deemed to have occurred at such time ownership of not less than 50% of the equity securities of Contractor undergo a change in ownership during the term of this Agreement, excluding from such calculation transfers that do not change the Person in ultimate control of Contractor.

      12.3 Rights and Obligations on Termination. In the event of termination of this Agreement pursuant to Section 12.1 above, the parties shall have the following rights and obligations:

            (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then due and payable.

            (b) In the event of termination under Section 12.1(c), Company will purchase from Contractor all scheduled Finished Goods and Materials inventory affected by termination. Contractor agrees, in the event of termination under Section 12.1 (c) to, (i) immediately terminate all open purchase orders for Materials, (ii) pursue the return for refund or credit of Materials already received but not in Manufacture, and (iii) follow all reasonable instructions to minimize the cost of such termination to Company.

            (c) In the event of termination under Section 12.1, Contractor shall return all of Company's Materials, documents, Provided Equipment and supplies via ship method requested by Company. The shipping cost will be at the expense of the Company.

            (d) Contractor's obligation under Section 8 will still be enforced notwithstanding termination of this Agreement.

      12.4  Remedies.

            In the event either party breaches in any material respect any representations, warranties or covenants hereunder or fails to comply in any material respect with any term or requirement of this Agreement, in addition to any other remedies the non-breaching party shall be entitled to (a) terminate this Agreement in accordance with Section 12.1; (b) recover any and all actual costs, expenses and damages, (including reasonable attorneys' fees); and/or (c) offset any amounts due to the non-breaching party by any actual costs and expenses incurred by the non-breaching party as a result of such breach or failure to comply. Remedies herein shall not be exclusive but shall be cumulative of any other remedy herein or under any other statute or law. Upon such

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
termination, none of the parties nor any other Person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination, except that the provisions of Sections 13, 14, 15, 16.1 and 16.15 shall continue to apply.

      13.   CONFIDENTIALITY.

      13.1 Neither Contractor nor its Affiliates will, directly or indirectly, disclose or provide to any other Person any non-public information of a confidential nature concerning the business or operations of Company or its Affiliates, including without limitation, any trade secrets or other proprietary information of Company or its Affiliates, known or which becomes known to Contractor or Affiliates thereof as a result of the transactions contemplated hereby or Contractor's operation of the Factory, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that Contractor or any Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, Contractor shall, and shall cause any Affiliate to, provide Company with prompt notice of such requirements so that Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Contractor shall, and shall cause any Affiliate to, furnish only that portion of the information that Contractor or its Affiliate, as the case may be, is advised by its counsel as legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by Contractor or any Affiliate that was not permitted by this Agreement.

      13.2 During the term of this Agreement and for a period of two years thereafter, Contractor agrees not to market products competitive with the Products.

      14.   INTELLECTUAL PROPERTY/DATA RIGHTS.

      14.1 All Contractor intellectual property owned by Contractor before the date of this agreement shall remain the sole property of Contractor and any intellectual property developed solely by the Contractor during the term of this agreement shall be the sole property of Contractor.

      14.2 All Company intellectual property owned by Company before the date of this agreement shall remain the sole property of Company and any intellectual property developed solely by the Company during the term of this agreement shall be the sole property of Company.

      14.3 All intellectual property that is jointly developed by Contractor and Company during the term of this agreement shall be jointly owned (the "Joint Intellectual Property"). Contractor and Company agree to take such actions and sign such agreements as may be necessary to protect or perfect the other's individual intellectual property or its joint interest in Joint Intellectual Property and to allow the other party to exploit the Joint Intellectual Property in a manner not inconsistent with this Agreement.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

      14.4 Contractor agrees to execute all papers and provide requested assistance, at Company's request and expense during and subsequent to its work for Company, to enable Company or its nominees to obtain patents, copyrights, and legal protection for Joint Intellectual Property in any country.

      14.5 Company agrees to execute all papers and provide requested assistance, at Contractor's request and expense during and subsequent to its work for Contractor, to enable Contractor or its nominees to obtain patents, copyrights, and legal protection for Joint Intellectual Property in any country.

      14.6 Contractor hereby assigns to Company all rights in data prepared in connection with the performance of services under this Agreement, including, but not limited to, any reports, drawings, sketches, formulas, designs, analyses, graphs, notes and notebooks. Contractor agrees that all rights, title and interest to such data, including all related copyright and other intellectual property rights, shall vest immediately with Company upon preparation.

      14.7 Contractor agrees that all notes, drawings, designs, analyses, memoranda, and other data prepared or produced in the performance of services under this Agreement or at Company's request shall be the sole and exclusive property of Company, that Contractor shall not disclose such property to anyone outside of Company, and that Contractor shall mark such property "RFM Proprietary Confidential."

      14.8 Upon termination of this Agreement, whether by expiration, cancellation, or otherwise, Contractor agrees to promptly deliver to a proper Company representative all data, documents, and other records which relate to the business activities of Company, and all other Materials and badges which are the property of Company.

      14.9 Contractor hereby grants and agrees to grant to Company a worldwide, non-exclusive right and license to use financial data, manufacturing data, sales data, tracking data, reports, and other information transferred to or otherwise provided to or for Company for its business purposes. Company agrees that all right, title and interest in such data shall remain the property of Contractor.

      15.   INTELLECTUAL PROPERTY INFRINGEMENT AND INDEMNIFICATION

      Company shall hold Contractor harmless against any expense or loss resulting from a claim of infringement of patents, trademarks, copyrights or other intellectual property rights arising from compliance with Company's designs, Specifications or instructions and Contractor shall hold Company harmless against any expense or loss resulting from infringement of patents, trademarks, copyrights or other intellectual property rights arising from Contractor's actions not necessitated by Company's designs, Specifications or instructions.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

      16.   GENERAL PROVISIONS.

      16.1 Expenses. Each party shall pay its own expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein, except as otherwise provided herein.

      16.2 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties and supersedes all previous proposals, oral or written, and all negotiations, conversation or discussions heretofore and between the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

      16.3 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

      16.4 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to Contractor, to:    Antonio B Villaruel
                               Automated Technology (Phil.) Inc.
                               Light Industry & Science Park of the Philippines
                               Cabuyao, Laguna, Philippines
                               Facsimile: (6349) 543-0334
                               E-Mail: tvillaruel@atecphil.com

      If to Company, to:       David T Somerville
                               R F Monolithics
                               4347 Sigma Road
                               Dallas, TX 75244
                               USA
                               Facsimile: (972) 404-9476
                               E-Mail: somerville@rfm.com

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices,

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED
requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      16.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

      16.6 Choice of Law; Section Heading. This Agreement is performable, in part, in Dallas County, Texas and, in part, in the Philippines, and shall be governed by and construed in accordance with laws of the State of Texas, U.S.A., without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The United Nations Convention On Contracts For The International Sale Of Goods shall not apply to this Agreement. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      16.7 Severability: If any term or provision of this Agreement or the application thereof to any Person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision.

      16.8 Construction: The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      16.9 Force Majeure: Neither party shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from (i) compliance with any law, ruling, order, regulation, requirement, or instruction of any federal, state, foreign, or municipal government or any department or agency thereof; (ii) acts of God; or (iii) fires, strikes, embargoes, war, or riot. The party experiencing such cause or delay shall immediately notify the other party of the circumstances which may prevent or significantly delay its performance hereunder and shall use its best efforts to alleviate the effects of such cause or delay. Any delay resulting from any of these causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

      16.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      16.11 Agency. Contractor is an independent contractor. Nothing in this Agreement shall be construed to constitute either party the agent of the other party and neither party shall represent to any third party that it has any right or authority to act as the agent for or otherwise to represent the other party.

      16.12 Bankruptcy. If during the term of this Agreement a petition in bankruptcy is filed by or against Contractor, or if Contractor, as a debtor, seeks or takes the benefit of any insolvency or debtor's relief proceeding, or if Contractor shall file or attempt to file an assignment for the benefit of creditors, or if Contractor shall apply to its creditors to compound its debts, then in any such event, Company shall have the right to decline to take further deliveries hereunder or Company may, without prejudice to any other lawful remedy, cancel this Agreement, and in either case, Contractor shall upon demand deliver to Company all Provided Equipment, Materials, WIP Inventory, Finished Goods, tooling and other property of Company in Contractor's custody. If during the term of this Agreement a petition in bankruptcy is filed by or against Company, or if Company, as a debtor, seeks or takes the benefit of any insolvency or debtor's relief proceeding, or if Company shall file an assignment for the benefit of creditors, or if Company applies to its creditors to compound its debts, then in any such event, Contractor may without prejudice to any other lawful remedy, cancel this Agreement.

      16.13 Assignment of Obligations. Neither party may assign this Agreement without the prior written consent of the other party; provided that Company may assign this Agreement to any Person acquiring all or substantially all of Company's assets.

      16.14 Export & Import Laws/Regulations. The parties shall comply with all applicable Philippines and International Export and Import laws and regulations in the execution of this Agreement. Contractor shall execute such other agreements and documents as Company requests, from time to time, in order to ensure compliance with said laws.

      16.15 Dispute Resolution.

            (a) Negotiation. In the event of any dispute or disagreement between parties as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement. The representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of the parties shall be free to exercise all other remedies available to it.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

            (b) Arbitration. Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder that cannot be resolved by negotiation pursuant to paragraph (a) above shall, be settled exclusively by binding arbitration in Hong Kong and in accordance with the current Commercial Arbitration Rules of the International Chamber of Commerce. The parties shall endeavor to select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this contract. In the event the parties are unable to agree upon an arbitrator, each party will select an arbitrator and the arbitrators in turn shall select a third arbitrator. The language of the arbitration will be in English. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountant and other experts) plus interest, to the prevailing party to the extent that in the judgment of the arbitrator it is fair to do so. No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by any party, to order pre-arbitration examination solely of those witnesses and documents that any other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her award within 90 days of the conclusion of the arbitration hearing. Notwithstanding anything to the contrary provided in this Section 16.15 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction. Any monetary award will be made and payable in U.S. dollars free of any tax or other deduction.

      16.16 English Controlling. For purposes of convenience, this Agreement may be translated but it is understood that the English version of this Agreement (and the schedules and exhibits) will control for all purposes. In case of a conflict in meaning between the two versions, the parties are responsible for performing in accordance with the English version hereof.

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

RF MONOLITHICS, INC.                        AUTOMATED TECHNOLOGY (PHIL.) INC.

  David T. Somerville                         Antonio B. Villaruel
------------------------------------        ------------------------------------
          (Printed Name)                            (Printed Name)

  /s/ David T. Somerville                     /s/ Antonio B. Villaruel
------------------------------------        ------------------------------------
          (Signature)                               (Signature)

VP QA & Corporate Development                 President
------------------------------------        ------------------------------------
          (Title)                                   (Title)

March 22, 2001                                February 23, 2001
------------------------------------        ------------------------------------
          (Date)                                    (Date)

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

SCHEDULES

SCHEDULE A: PRODUCTS, VOLUMES, ASSEMBLY PRICE, TEST PRICE

SCHEDULE B: PROCESS FLOW CHART

SCHEDULE C: TEST FLOW CHART

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

SCHEDULE A
PRODUCTS, VOLUMES, ASSEMBLY PRICE, TEST PRICE

                                 ASSEMBLY       TEST
PRODUCT      MONTHLY VOLUME       PRICE        PRICE
-------      --------------       -----        -----
[*]               [*]              [*]          [*]
[*]               [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
[*]               [*]              [*]          [*]
[*]               [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
[*]               [*]              [*]          [*]
[*]               [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]

[*]               [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
[*]               [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]
                  [*]              [*]          [*]

NOTE:
1. THE TOTAL MONTHLY VOLUME FOR ALL PARTS OF A GENERIC PRODUCT FAMILY [*] WILL DETERMINE MONTHLY VOLUME

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

SCHEDULE B
PROCESS FLOW CHART

[FLOW CHART]

[*]  =  CONFIDENTIAL                     Initials:  Contractor_____Company_____
TREATMENT REQUESTED

SCHEDULE B
PROCESS FLOW CHART (CONT'D)

[FLOW CHART]

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TREATMENT REQUESTED

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

SCHEDULE B
PROCESS FLOW CHART (CONT'D)

[FLOW CHART]

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SCHEDULE C
TEST FLOW CHART C1081

[FLOW CHART]

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SCHEDULE C
TEST FLOW CHART C1082

[FLOW CHART]

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                                  Amendment 1

RF Monolithics, Inc. ("RFM") and Automated Technology (Phil.) Inc. ("Consignee") agree that the Equipment Consignment Agreement between RFM and Consignee and dated May 22, 2000 (the "Agreement") is hereby amended effective April 9, 2001 as follows:

Appendix A to the Agreement is deleted in entirety and replaced with the attached Appendix A, "Consigned Equipment" (revision April 5, 2001).

IN WITNESS WHEREOF, the parties have caused this Amendment 1 to be executed by their duly authorized representative this 9th day of April, 2001.

RF MONOLITHICS,  INC.

 /s/ David T. Somerville
-----------------------------------------------
(Authorized signature)

David T. Somerville
--------------------
(Printed name)

VP Quality Assurance & Corporate Development
-------------------------------------------
(Title)

AUTOMATED TECHNOLOGY (PHIL.) INC.

/s/ Antoio Villaruel
---------------------------------
(Authorized signature)

Antonio Villaruel
-----------------
(Printed name)

President
---------
(Title)

[*]  =  CONFIDENTIAL
TREATMENT REQUESTED

                                   Appendix A
                               Consigned Equipment
                         (Revision Dated April 5, 2001)

I.    EQUIPMENT

      A.   Equipment Consigned May 20

           1  [*]
           2  [*]
           3  [*]
           4  [*]
           5  [*]
           6  [*]
           7  [*]
           8  [*]
           9  [*]
           10 [*]
           11 [*]

      B.   Equipment Consigned February 2001

           1  [*]
           2  [*]
           3  [*]
           4  [*]
           5  [*]
           6  [*]
           7  [*]
           8  [*]

      C.   Equipment Consigned March 2001

           1  [*]
           2  [*]
           3  [*]

      D.   Test Fixtures Consigned Since May 2000

           1  [*]
           2  [*]
           3  [*]
           4  [*]
           5  [*]
           6  [*]

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

            7  [*]
            8  [*]
            9  [*]
            10 [*]
            11 [*]

II.   LOCATION

            Automated Technology (Phil.) Inc.
            Attn.:  Benjie del Rosario
            #1 Hologram St., corner Main Avenue
            Light Industry & Science Park of the Philippines
            SEPZ 4025
            Cabuyao,
            Laguna, Philippines

[*]  =  CONFIDENTIAL                          Initials:  RFM_____:Consignee_____
TREATMENT REQUESTED